Exhibit 99.2
Third Quarter 2022 Supplemental 1

Cautionary Statement

Forward-Looking Information This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding global economic conditions, inflation, currency translation, our financial and business performance and prospects, including sales, earnings, pricing, margins, new business, productivity and additional capacity. These statements are based on the current expectations of management. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. In particular, the ultimate results of any restructuring initiative depend on a number of factors, including the development of final plans, the impact of local regulatory requirements regarding employee terminations, the time necessary to develop and implement the restructuring initiative and the level of success achieved through such actions in improving competitiveness, efficiency and effectiveness.

Additional risks and uncertainties are set forth under Item 1A of our most recent Form 10-K, and our other public filings with the Securities and Exchange Commission ("SEC"), and include the effects and duration of the COVID-19 pandemic, including the impact of vaccination mandates; difficulty in procuring raw materials or fluctuations in raw material costs; the vitality of the markets we serve; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk, and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; information technology infrastructure failures or breaches in data security; our ability to attract, retain and develop high caliber management talent to lead our business and successfully execute organizational change and changing labor market dynamics in the wake of the COVID-19 pandemic; exposure to global economic, political and legal risks related to our international operations, including the impact of sanctions or other actions taken by the U.S. or other countries, and retaliatory measures taken by Russia in response, in connection with the conflict in Ukraine; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement, except as required by law.

Non-GAAP Financial Information This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the "Non-GAAP Financial Measures" section of this presentation.

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Performance Continues to Improve Double - digit organic sales growth, +13% Enhanced cost productivity, driving organic operating income growth, +3% Shifting from pricing to offense to capture large operating margin upside Mitigating Europe risk to support sequential improvement in Q4 and beyond Accelerating total pricing to 12%, easing gross margin pressure 3 ▪ Led by Industrial +16%, Other +13%, and Institutional & Specialty +12% ▪ Operating income growth driven by gross margin performance and further productivity gains ▪ $80 million European cost savings plan to mitigate the potential implications of the war in Ukraine and the energy crisis ▪ Driving new business, innovation, customer value, and pricing to support strong topline growth and margin improvement ▪ Expecting to fully recover OI margin over time, driving towards our 20% objective ▪ Pricing exceeding substantial delivered product costs with net benefit expanding significantly versus the end of Q2

3 Q Overview ▪ Sales growth remained very strong with reported sales +10% and acquisition adjusted fixed currency sales +13%* o Total pricing +12%, up from +9% in Q2 o As expected, volume & mix +1% ▪ Double - digit growth in Institutional & Specialty, Industrial, and Other segments o Industrial +16% o Institutional & Specialty +12% o Healthcare and Life Sciences 0% o Other +13% ▪ Reported diluted EPS $1.21, +8% ▪ Adjusted diluted EPS $1.30, - 6%* o The expected narrowing decline in earnings reflected continued strong sales growth, including accelerating pricing in excess of delivered product costs and further new business wins, which together were more than offset by unfavorable currency translation and interest expense Sales EPS 4 +13% - 6% * *

4 Q Outlook 4Q Long Term ▪ We have been preparing for what is now widely considered to be a more challenging macroeconomic environment, especially in Europe, with high delivered product costs and unfavorable currency translation impacts that are expected to persist well into 2023. As the war and energy crisis are having an increased short - term impact on demand and costs, we continue to expect earnings growth to progressively improve but at a more moderate pace than previously anticipated. ▪ We expect to deliver a continued strong acceleration in fourth quarter 2022 operating income growth. This improving operating performance is expected to be offset by unfavorable currency translation impacts of $0.11 per share and higher interest expense, resulting in fourth quarter adjusted diluted earnings per share approaching last year’s $1.28. ▪ With our strong business momentum, accelerating pricing, further productivity gains, and leading value proposition operating in a $152 billion global market, we expect to enter next year in a strong position to deliver earnings growth that progressively improves toward our double - digit historical performance. 5

3 Q 2022 Sales Growth Detail Amounts in the tables above may reflect rounding. Acq ../Div. Adj. excludes sales to ChampionX post - separation. 6 Fixed Rate Acq. Adj. % Change % Change Global Industrial Consolidated Water 15% 14% Volume & mix 1% Food & Beverage 14% 14% Pricing 12% Downstream 22% 22% Subtotal 13% Paper 19% 19% Acq./Div. 3% Total Global Industrial 16% 16% Fixed currency growth 16% Currency impact -5% Global Institutional & Specialty Total 10% Institutional 14% 14% Specialty 8% 8% Total Global Institutional & Specialty 12% 12% Global Healthcare & Life Sciences Healthcare -2% -2% Life Sciences 158% 5% Total Global Healthcare & Life Sciences 34% 0% Other Pest Elimination 12% 12% Textile Care 17% 17% Colloidal Technologies 16% 16% Total Other 13% 13% Total 16% 13% % Change

Global Industrial Segment – Water and Food & Beverage Q4 : Expect further strong sa l es growth driven by increased total pricing and new business wins Q4 : An ticipate continued strong sales growth led by robust pricing Food & Beverage ▪ Strong sales growth driven by accelerating total pricing, partially offset by easing customer production levels ▪ Double - digit growth across dairy, bev /brew, food, and protein with good growth in animal health ▪ Sales growth was strong across all regions All sales figures are acquisition adjusted fixed currency unless otherwise noted ▪ Strong sales growth driven by accelerating total pricing and new business wins o Light Water : strong sales driven by double - digit growth across data centers and microelectronics, food & beverage, manufacturing, and institutional o Heavy Industry : strong sales led by double digit gains in power and chemicals o Mining : very strong growth, benefiting from our strategic shift toward high - value metals and fertilizers and away from coal, as well a s strong new business wins ▪ We continue to drive strong new business wins, led by our innovative chemistry solutions, digital technologies, and service e xpe rtise that help our customers reduce water consumption toward net zero and meet their sustainability objectives ▪ The impact of increasing water demand, its growing quality and availability issues and the resulting rising costs continue to be a critical issue for our customers, and one that Ecolab is uniquely positioned to help them solve 7 Sales +14% Sales +14% Water

Global Industrial Segment – Downstream and Paper

Sales +22%



Downstream

- Very strong sales growth driven by accelerating pricing, good new business wins, and improved customer utilization rates
- Growth was strong across refining, petrochemical and additives. Regionally, sales grew double-digits across all regions
- Continue to benefit from our unique technologies that help customers improve the sustainability of their operations while also helping them expand into renewable growth areas

<u>Q4</u>: Expect continued double-digit growth reflecting accelerating pricing and new business wins, though the rate of growth is expected to moderate given comparisons to strong additive sales in the prior year

Sales +19%



Paper

- Another quarter of strong sales growth driven by accelerating total pricing and new business wins
- Tissue showed very strong growth, driven by strong pricing and new business gains. Graphics also showed strong growth, benefiting from pricing. Growth in board and packaging moderated as accelerating pricing was somewhat offset by easing customer production rates
- Regionally, North America, Europe and Latin America grew strong double-digits. Growth in Asia Pacific was steady

<u>Q4</u>: Expect continued robust sales growth as further strong pricing and new business wins more than offsets easing customer production rates

All sales figures are acquisition adjusted fixed currency unless otherwise noted

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Global Institutional & Specialty Segment


Sales +14%

Institutional

- Strong sales growth driven by accelerating total pricing, new business wins, and innovation, which together exceeded rather stable global market trends
  - North America: Strong growth driven by accelerating pricing and further new business wins
  - Europe: Strong growth driven by accelerating pricing
  - Latin America: Very strong growth benefiting from increased consumer traffic and new business wins
  - Asia Pacific: Strong growth as softer trends in China due to significantly increased COVID restrictions were more than offset by strong growth in other parts of the region
- Our advanced programs offering faster and more efficient cleaning processes continue to help customers reduce costs in the current inflationary environment and tight labor market

Q4: Expect strong sales driven by further pricing and new business wins more than offset customer labor availability, which continues to impact our customers' operating capacity


Sales +8%

Specialty

- Overall sales driven by strong quick service sales and modest growth in food retail sales
  - Quick service: strong gains reflected accelerating total pricing, new business wins, and growth in core cleaning and sanitizing sales continued to drive momentum, despite stable end market traffic
  - Food retail: sales grew modestly reflecting accelerating pricing and good new business wins, though customer labor shortages continued to impact in-store services and associated cleaning and sanitizing product usage

Q4: Expect fourth quarter sales to show continued strong growth as quick service and food retail benefit from further pricing, new customer wins, our broad range of innovative products and service expertise

All sales figures are acquisition adjusted fixed currency unless otherwise noted

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Global Healthcare & Life Sciences Segment Healthcare Life Sciences All sales figures are acquisition adjusted fixed currency unless otherwise noted Q4 : Expect a modest sequential improvement in sales trends reflecting accelerating pricing ▪ Sales declined as accelerating pricing was offset by continued softness in Europe ▪ We are committed to improving the fundamental performance of our healthcare business. Our new business efforts are focused on at tractive long - term growth opportunities in the surgical, environmental hygiene, and instrument reprocessing areas, where our leading product lin es, ongoing innovation, and digital technologies make us uniquely positioned to help improve patient outcomes while also increasing operational effic ien cies for our customers ▪ Reported sales growth of 158% reflected the acquisition of Purolite o Legacy Life Sciences : sales grew modestly as accelerating total pricing and double - digit growth in consumable pharmaceutical and personal care products were somewhat offset by normalizing demand for Bioquell’s biodecontamination systems o Purolite : as expected, sales growth was modest due to capacity being sold - out through 3Q, though robust demand for our innovative soluti ons continues to rise Q4 : A nticipate accelerating sales growth, benefitting from increased pricing, new business wins, and Purolite’s capacity additions which are expected to progressively come online through the fourth quarter 10 Sales - 2% Sales +5%

Other Segment Pest Elimination All sales figures are acquisition adjusted fixed currency unless otherwise noted ▪ Led by accelerating pricing and continued robust new business wins driven by our high service levels and innovation o Growth was strong across food retail, food and beverage, hospitality, and restaurants ▪ Regionally, North America delivered double - digit growth, Europe & Asia Pacific showed solid growth, and growth was modest for La tin America Q4 : Expect strong growth as we benefit from new customer wins and leverage our ongoing innovation and enhanced digital offerings to furt her extend our competitive advantages 11 Sales +12%

Consolidated Margin Performance ▪ Reflecting accelerating total pricing that was more than offset by a 30% increase in delivered product costs inflation and unfavorable mix ▪ Year - over - year declines in adjusted gross margin narrowed sequentially ▪ Improvement driven by sales leverage and cost savings that more than offset investments in the business ▪ Accelerating total pricing more than offset substantially higher delivered product costs, unfavorable mix, and investments in the business 3Q adjusted gross margin - 320 bps YoY SG&A ratio - 120 bps YoY Acq ../adj. fixed currency operating income +3% YoY 12 $ millions, unaudited 2022 2021 Change Gross profit $1,377.7 $1,304.1 6% Gross margin 37.5% 39.3% -180 bps Adjusted gross profit $1,384.8 $1,357.0 2% Adjusted gross margin 37.7% 40.9% -320 bps Reported SG&A $876.9 $832.0 5% % of Sales 23.9% 25.1% -120 bps Reported operating income $483.0 $465.8 4% Reported operating income margin 13.2% 14.0% -90 bps Adj. fixed currency operating income $522.9 $512.3 2% Adj. fixed currency operating income margin 13.9% 15.7% -180 bps Acq. Adj. fixed currency operating income $528.4 $512.3 3% Acq. Adj. fixed currency operating income margin 14.5% 15.9% -140 bps

Segment Margin Performance

($ millions – fixed currency, unaudited)

Global Industrial	3Q 2022	3Q 2021	% change
Operating income	**$277.0**	$258.6	7%
Operating income margin	**15.2%**	*16.5%*	
Acq. Adj. operating income	**$275.7**	$258.6	7%
Acq. Adj. operating income margin	***15.2%***	*16.5%*	

- Acquisition adjusted fixed currency operating income increased 7% as accelerating total pricing overcame significantly higher delivered product costs and unfavorable mix

Global Institutional & Specialty	3Q 2022	3Q 2021	% change
Operating income	**$199.1**	$190.9	4%
Operating income margin	**16.8%**	*18.1%*	
Acq. Adj. operating income	**$199.1**	$190.9	4%
Acq. Adj. operating income margin	***16.8%***	*18.1%*	

- Acquisition adjusted fixed currency operating income increased 4% as accelerating total pricing overcame higher delivered product costs and investments in the business

Global Healthcare & Life Sciences	3Q 2022	3Q 2021	% change
Operating income	**$34.7**	$35.2	(1%)
Operating income margin	**9.2%**	*12.6%*	
Acq. Adj. operating income	**$19.1**	$35.2	(46%)
Acq. Adj. operating income margin	***6.8%***	*12.6%*	

- Acquisition adjusted fixed currency operating income decreased 46% as accelerating total pricing was more than offset by higher delivered product costs, lower volume, and unfavorable mix

Other Segment	3Q 2022	3Q 2021	% change
Operating income	**$64.4**	$57.8	11%
Operating income margin	**17.8%**	*18.1%*	
Acq. Adj. operating income	**$64.4**	$57.8	11%
Acq. Adj. operating income margin	***17.8%***	*18.1%*	

- Acquisition adjusted fixed currency operating income increased 11% as accelerating total pricing overcame higher delivered product costs and investments in the business

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3Q 2022 Balance Sheet / Cash Flow * EBITDA and Adjusted EBITDA are non - GAAP measures. EBITDA is defined as the sum of earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as the sum of EBITDA and special (gains) and charges impacting EBITDA. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non - GAAP Financial Measures” section of this presentation corresponding reconciliations. 14 Summary Balance Sheet (millions, unaudited) 2022 2021 (millions, unaudited) 2022 2021 Cash and cash eq. $112.9 $897.9 Short-term debt $497.9 $18.7 Accounts receivable, net 2,714.3 2,384.1 Accounts payable 1,584.4 1,237.1 Inventories 1,802.7 1,378.2 Other current liabilities 1,690.0 1,638.7 Other current assets 469.4 326.6 Long-term debt 8,026.7 5,931.8 PP&E, net 3,260.9 3,069.6 Pension/Postretirement 878.0 996.6 Goodwill and intangibles 11,656.4 9,015.3 Other liabilities 1,270.1 1,141.5 Other assets 1,020.4 854.5 Total equity 7,089.9 6,961.8 Total assets $21,037.0 $17,926.2 Total liab. and equity $21,037.0 $17,926.2 Selected Cash Flow items (millions, unaudited) 2022 2021 (unaudited) 2022 2021 Cash from op. activities $929.2 $1,421.0 Total Debt/Total Capital 54.6% 46.1% Depreciation 463.4 453.1 Net Debt/Total Capital 54.3% 42.1% Amortization 238.8 174.4 Net Debt/EBITDA(*) 3.4 2.0 Capital expenditures 510.0 423.8 Net Debt/Adjusted EBITDA(*) 3.1 1.9 September 30 September 30 Nine Months Ended Selected Balance Sheet measures September 30 September 30

Non-GAAP Financial Measures

(unaudited) (millions, except percent)	Third Quarter Ended September 30 2022	Third Quarter Ended September 30 2021	Nine Months Ended September 30 2022	Nine Months Ended September 30 2021
Net sales				
Reported GAAP net sales	**$3,669.3**	$3,320.8	**$10,516.6**	$9,368.5
Effect of foreign currency translation	**96.0**	(64.1)	**120.3**	(210.9)
Non-GAAP fixed currency sales	**3,765.3**	3,256.7	**10,636.9**	9,157.6
Effect of acquisitions and divestitures	**(131.2)**	(35.4)	**(424.9)**	(102.7)
Non-GAAP acquisition adjusted fixed currency sales	**$3,634.1**	$3,221.3	**$10,212.0**	$9,054.9
Cost of Sales				
Reported GAAP cost of sales	**$2,291.6**	$2,016.7	**$6,576.1**	$5,572.7
Special (gains) and charges	**7.1**	52.9	**61.7**	76.2
Non-GAAP adjusted cost of sales	**$2,284.5**	$1,963.8	**$6,514.4**	$5,496.5
Gross profit				
Reported GAAP gross profit	**$1,377.7**	$1,304.1	**$3,940.5**	$3,795.8
Special (gains) and charges	**$7.1**	$52.9	**$61.7**	$76.2
Non-GAAP adjusted gross profit	**$1,384.8**	$1,357.0	**$4,002.2**	$3,872.0
Gross Margin				
Reported GAAP gross margin	**37.5 %**	39.3 %	**37.5 %**	40.5 %
Non-GAAP adjusted gross margin	**37.7 %**	40.9 %	**38.1 %**	41.3 %
Operating income				
Reported GAAP operating income	**$483.0**	$465.8	**$1,163.3**	$1,210.9
Effect of foreign currency translation	**15.0**	(12.7)	**18.6**	(38.7)
Non-GAAP fixed currency operating income	**498.0**	453.1	**1,181.9**	1,172.2
Special (gains) and charges	**24.9**	59.2	**107.2**	112.9
Non-GAAP adjusted fixed currency operating income	**522.9**	512.3	**1,289.1**	1,285.1
Effect of acquisitions and divestitures	**5.5**	-	**(0.5)**	-
Non-GAAP acquisition adjusted fixed currency operating income	**$528.4**	$512.3	**$1,288.6**	$1,285.1
Operating Income Margin				
Reported GAAP operating income margin	**13.2 %**	14.0 %	**11.1 %**	12.9 %
Non-GAAP adjusted fixed currency operating income margin	**13.9 %**	15.7 %	**12.1 %**	14.0 %
Non-GAAP acquisition adjusted fixed currency operating income margin	**14.5 %**	15.9 %	**12.6 %**	14.2 %

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Non - GAAP Financial Measures 16 (unaudited) (millions, except percent) Other (income) expense Reported GAAP other (income) expense $5.7 ($13.0) ($32.6) ($27.5) Special (gains) and charges 24.8 7.0 24.8 26.6 Non-GAAP adjusted other (income) expense ($19.1) ($20.0) ($57.4) ($54.1) Interest expense, net Reported GAAP interest expense, net $65.1 $76.4 $174.1 $173.7 Special (gains) and charges - 32.3 - 32.3 Non-GAAP adjusted interest expense, net $65.1 $44.1 $174.1 $141.4 Third Quarter Ended September 30 Nine Months Ended September 30 2022 2021 2022 2021

Non - GAAP Financial Measures 17 (unaudited) (millions, except percent and per share) Net Income attributable to Ecolab Reported GAAP net income attributable to Ecolab $347.1 $324.5 $827.3 $828.9 Special (gains) and charges, after tax 39.6 80.8 105.8 139.1 Discrete tax net expense (benefit) (14.2) (6.3) (9.5) 17.5 Non-GAAP adjusted net income attributable to Ecolab $372.5 $399.0 $923.6 $985.5 Diluted EPS attributable to Ecolab Reported GAAP diluted EPS $1.21 $1.12 $2.88 $2.87 Special (gains) and charges, after tax 0.14 0.28 0.37 0.48 Discrete tax net expense (benefit) (0.05) (0.02) (0.03) 0.06 Non-GAAP adjusted diluted EPS $1.30 $1.38 $3.22 $3.41 Provision for Income Taxes Reported GAAP tax rate 14.6% 18.3% 17.9% 21.2 % Special gains and charges 0.6 - 0.2 (0.3) Discrete tax items 3.1 1.2 0.8 (1.4) Non-GAAP adjusted tax rate 18.3% 19.5% 18.9% 19.5 % EBITDA (trailing twelve months ended) Net income including non-controlling interest 1,144.7 1,143.6 Provision for income taxes 226.6 299.1 Interest expense, net 218.7 222.1 Depreciation 614.7 604.3 Amortization 303.1 230.7 EBITDA $2,507.8 $2,499.8 Special (gains) and charges impacting EBITDA 226.2 201.8 Adjusted EBITDA $2,734.0 $2,701.6 2022 2021 2022 2021 September 30 September 30 Third Quarter Ended Nine Months Ended

Non-GAAP Financial Measures

(unaudited) (millions)	Third Quarter Ended September 30					
	2022			2021		
	Fixed Currency	Impact of Acquisitions and Divestitures	Acquisition Adjusted	Fixed Currency	Impact of Acquisitions and Divestitures	Acquisition Adjusted
Net Sales						
Global Industrial	**$1,816.7**	**($7.9)**	**$1,808.8**	$1,565.0	-	$1,565.0
Global Institutional & Specialty	**1,183.2**	**-**	**1,183.2**	1,057.1	-	1,057.1
Global Healthcare & Life Sciences	**375.5**	**(95.5)**	**280.0**	279.7	-	279.7
Other	**362.1**	**-**	**362.1**	319.5	-	319.5
Corporate	**27.8**	**(27.8)**	**-**	35.4	(35.4)	-
Subtotal at fixed currency rates	**3,765.3**	**(131.2)**	**3,634.1**	3,256.7	(35.4)	3,221.3
Currency impact	**(96.0)**			64.1		
Consolidated reported GAAP net sales	**$3,669.3**			$3,320.8		
Operating Income						
Global Industrial	**$277.0**	**($1.3)**	**$275.7**	$258.6	-	$258.6
Global Institutional & Specialty	**199.1**	**-**	**199.1**	190.9	-	190.9
Global Healthcare & Life Sciences	**34.7**	**(15.6)**	**19.1**	35.2	-	35.2
Other	**64.4**	**-**	**64.4**	57.8	-	57.8
Corporate	**(52.3)**	**22.4**	**(29.9)**	(30.2)	-	(30.2)
Subtotal at fixed currency rates	**522.9**	**5.5**	**528.4**	512.3	-	512.3
Special (gains) and charges	**24.9**			59.2		
Reported OI at fixed currency rates	**498.0**			453.1		
Currency impact	**(15.0)**			12.7		
Consolidated reported GAAP operating income	**$483.0**			$465.8		

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Non-GAAP Financial Information

Non-GAAP Financial Information: This communication and certain of the accompanying tables include financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. ("GAAP").

These non-GAAP financial measures include:

- fixed currency sales
- acquisition adjusted fixed currency sales
- adjusted cost of sales
- adjusted gross profit
- adjusted gross margin
- fixed currency operating income
- adjusted operating income
- adjusted fixed currency operating income
- adjusted fixed currency operating income margin
- acquisition adjusted fixed currency operating income
- acquisition adjusted fixed currency operating income margin
- adjusted tax rate
- adjusted net income attributable to Ecolab
- adjusted diluted earnings per share

We provide these measures as additional information regarding our operating results. We use these non-GAAP measures internally to evaluate our performance and in making financial and operational decisions, including with respect to incentive compensation. We believe that our presentation of these measures provides investors with greater transparency with respect to our results of operations and that these measures are useful for period-to-period comparison of results.

Our non-GAAP adjusted financial measures for cost of sales, gross profit, gross margin, operating income, other (income) expense and interest expense exclude the impact of special (gains) and charges, and our non-GAAP measures for tax rate, net income attributable to Ecolab and diluted earnings per share further exclude the impact of discrete tax items. We include items within special (gains) and charges and discrete tax items that we believe can significantly affect the period-over-period assessment of operating results and not necessarily reflect costs associated with historical trends and future results. After tax special (gains) and charges are derived by applying the applicable local jurisdictional tax rate to the corresponding pre-tax special (gains) and charges.

We evaluate the performance of our international operations based on fixed currency rates of foreign exchange, which eliminate the translation impact of exchange rate fluctuations on our international results. Fixed currency amounts included in this release are based on translation into U.S. dollars at the fixed foreign currency exchange rates established by management at the beginning of 2022. We also provide our segment results based on public currency rates for informational purposes.

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Non - GAAP Financial Information (Continued): Our reportable segments do not include the impact of intangible asset amortization from the Nalco and Purolite mergers or the impact of special (gains) and charges as these are not allocated to the Company’s reportable segments. Acquisition adjusted growth rates exclude the results of any acquired business from the first twelve months post acquisition and exclude the results of divested businesses from the previous twelve months prior to divestiture. In addition, as part of the separation, we also entered into a Master Cross Supply and Product Transfer ag reement with ChampionX to provide, receive or transfer certain products for a period up to 36 months. Sales of product to ChampionX under this agreement are recorded in product and equipment sales in the Corporate segment along with the related cost of sale s. These transactions are removed from the consolidated results as part of the calculation of the impact of acquisitions and divestitu res .. These non - GAAP financial measures are not in accordance with, or an alternative to, GAAP and may be different from non - GAAP meas ures used by other companies. Investors should not rely on any single financial measure when evaluating our business. We recommend that investors view these measures in conjunction with th e G AAP measures included in this news release. Reconciliations of our non - GAAP measures are included in the following "Supplemental Non - GAAP Reconciliations" and “Supplemental Diluted Earnings per S hare Information” tables included in this news release. We do not provide reconciliations for non - GAAP estimates on a forward - looking basis (including those contained in this news rele ase) when we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent di fficulty of forecasting the timing and amount of various items that have not yet occurred, are out of our control and/or cannot be reasonably predicted, and that would impact reported earnings per share and th e reported tax rate, the most directly comparable forward - looking GAAP financial measures to adjusted earnings per share and the adjusted tax rate. For the same reasons, we are unable to address t he probable significance of the unavailable information. Non - GAAP Financial Information (Cont.) 20